                                                                   EXHIBIT 10.17


                 AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

Borrower:      Remedy Corp.
               1505 Salado Drive
               Mountain View, CA 94043

Lender:        Silicon Valley Bank
               3003 Tasman Drive
               Santa Clara, CA 95054

------------------------------------------------------------------------------
THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT between Remedy Corp. ("Borrower") and Silicon Valley Bank ("Lender") is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that:
(a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations,warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of June 15, 1997, and shall continue thereafter until all indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     Agreement. The word "Agreement" means this Amended and Restated Business Loan Agreement, as this Amended and Restated Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Amended and Restated Business Loan Agreement from time to time.

     Borrower. The word "Borrower" means Remedy Corp.. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."

     CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     Cash Flow. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.

     Debt. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

     ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

     Indebtedness. The word "Indebtedness" means and includes any and all indebtedness of Borrower to Lender, now or hereafter arising or incurred, including, without limitation, the Indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any Related Documents.

     Lender. The word "Lender" means Silicon Valley Bank, its successors and assigns.

     Liquid Assets. The words "Liquid Assets" mean Borrower's cash on hand plus Borrower's readily marketable securities.

     Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

     Note. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

     Permitted Liens. The words "Permitted Liens" mean: (a) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (b) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (c) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens", (d) liens and security interests which, as of the date of this Agreement, have been disclosed to any approved by the Lender in writing; and (e) liens for capital leases; (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

     Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreement, loan agreement, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

     Subordinated Debt. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 2

     TANGIBLE NET WORTH. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

     WORKING CAPITAL. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

     LOAN DOCUMENTS. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note, (b) Negative Pledge Agreement; and (c) any other documents required under this Agreement or by Lender or its counsel.

     BORROWER'S AUTHORIZATION. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

     PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

     REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

     NO EVENT OF DEFAULT. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

     ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

     AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower, do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

     FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has not material contingent obligations except as disclosed in such financial statements.

     LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

     HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release" and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or otherwise applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledge by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters.
     (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances and such representations and warranties are to the best of Borrower's knowledge. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 3

Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Borrower acknowledges and agrees, among other things, not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's inventory, equipment, accounts, chattel paper, contract rights, general intangibles, instruments, documents, fixtures and deposit accounts without Lender's prior consent, which consent shall not be unreasonably withheld.

Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respect with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan,
(ii) Borrower has not withdrawn from any such plan or initiated steps to do so,
(iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

Public Utility Holding Company Act. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Regulations G, T and U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System).

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 1505 Salado Drive, Mountain View, CA 94043. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Claims and Defenses. There are no defenses or counterclaims, offsets or other adverse claims, demands or actions of any kind, personal or otherwise, that Borrower, Grantor, or any Guarantor could assert with respect to the Note, Loan, Indebtedness, this Agreement, or the Related Documents.

Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advance to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records Maintain it books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit lender to examine and audit borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's 10K report, balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Compliance Certificate. Unless waived in writing by Lender, provide Lender quarterly, within 45 days, provided that an outstanding balance exists under Borrower's line of credit facility, and at the time of each disbursement of Loan proceeds, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 4

   true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

   Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

   Financial Covenants. Borrower shall maintain, on a quarterly basis, a minimum Quick Ratio of 2.00 to 1.00, and profitability, net of capitalized software. For calculation purposes, Quick Ratio is defined as cash plus cash equivalents plus short term investments divided by current liabilities minus deferred revenue. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

   Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender.

   Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

   Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

   Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to delivery to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

   Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

   Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

   Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance defined as toxic or a hazardous substance under any applicable federal, state, or local law, rule, regulation, order or directive, or any waste or by-product thereof, at or affecting any property or any facility owned, leased or used by Borrower.

   Inspection. Permit employees or agents of Lender at any reasonable time with reasonable notice to examine or audit Borrower's books, accounts, and record and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

   Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

   Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld:

   Indebtedness and Liens. (a) Except for trade debt and equipment leases incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 5


     Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged,
     (b) cease operations, liquidate, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (Borrower is allowed to merge or acquire another entity, provided however, that if an outstanding principal balance exists under Borrower's line of credit facility, Borrower's involvement in such mergers or acquisitions is limited to fifteen percent (15%) of Borrower's cash, cash equivalents and short term investment balances as determined by Borrower's financial statement and verification of cash accounts), (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however, that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure, if such alteration or amendment would have a material adverse effect.

     Loans. Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets, or (b) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan which would cause Lender to reasonably doubt Borrower's ability to satisfy its obligations under this agreement; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

LOAN ADVANCES. Lender, in its discretion, will make loans to Borrower, in amounts determined by lender, up to the amounts as defined and permitted in this Agreement and the Related Documents, including, but not limited to, any Promissory Notes, executed by Borrower (the "Credit Limit"). Borrower is responsible for monitoring the total amount of Loans and Indebtedness outstanding from time to time, and Borrower shall not permit the same, at any time to exceed the Credit Limit. If at any time the total of all outstanding Loan and Indebtedness exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to Lender, without notice or demand. Notwithstanding the terms and conditions as set forth in this Agreement, the sum of (a) the outstanding principal balance under Borrower's line of credit facility plus (b) the outstanding letters of credit (including drawn by unreimbursed letters of credit) plus (c) the Foreign Exchange Reserve plus (d) the Cash Management Services shall not exceed at any one time $15,000,000.00.

LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, Lender agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) $15,000,000.00 minus
(ii) the then outstanding principal balance of the Note; provided that the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit) shall not in any case exceed Fifteen Million and 00/100 Dollars ($15,000,000.00). Each such letter of credit shall have an expiry date no later than one hundred eighty (180) days after the maturity date of Borrower's line of credit facility provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Lender in its sole discretion and shall be subject to the terms and conditions of Lender's form of application and letter of credit agreement.

Borrower shall indemnify, defend and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

Borrower may request that Lender issue a letter of credit payable in a currency other than United States dollars. If a demand for payment is made under any such letter of credit, Lender shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Lender shall create a reserve (the "Letter of Credit Reserve") under the line of credit facility for Letters of Credits against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Lender from time to time to account for fluctuations in the exchange rate. The availability of funds under the line of credit facility shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

FOREIGN EXCHANGE SUBLIMIT. Subject to the terms of this Agreement, as amended from time to time, Borrower may utilize up to $15,000,000.00 for spot and future foreign exchange contracts (the "Exchange Contracts"). Borrower shall not request an Exchange Contract at any time it is not in compliance with any of the terms of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the maturity date of the line of credit facility. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus
(ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Lender debit Borrower's bank account with Lender for such amount, provided Borrower has immediately available funds in such amounts in its bank account.

Lender may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the line of credit facility and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Lender terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Lender for any and all fees, costs and expenses relating thereto or arising in connection therewith.

Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $15,000,000.00 nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $15,000,000.00.

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 6


Borrower shall execute all standard form applications and agreements of Lender in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Lender in connection with the Exchange Contracts.

Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Lender, Borrower agrees to indemnify Lender and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Lender's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

CASH MANAGEMENT SUBLIMIT. Borrower may utilize up to an aggregate amount not to exceed $15,000,000.00 for Cash Management Services provided by Lender, which services may include merchant services, PC-ACH, direct deposit of payroll, Business Credit Card, and other related check cashing services as defined in that certain Cash Management Services Agreement provided to Borrower in connection herewith (a"Cash Management Service", or the "Cash Management Services"). All amounts actually paid by Lender in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute an Advance under the line of credit facility.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

     Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     Default in Favor of Third Parties. Should borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

     False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor or Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of nay of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, liability under, any Guaranty of the Indebtedness.

     Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at Law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative any may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

DEFAULT RATE. Following an Event of Default, including failure to pay upon final maturity, Lender, at its option, may do one or both of the following: (a) increase the variable interest rate on the Note to five percentage points (5.000%) over the otherwise effective interest rate payable thereunder, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the interest rate provided in the Note.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     Amendments. This Amendment, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Amendment and Restatement. This Amended and Restated Business Loan Agreement amends and restates the terms and conditions of that certain Business Loan Agreement dated January 4, 1993, as amended.

     Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Clara County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 7

other. (Initial Here [INITIALS] ) This Agreement shall be governed by and
                     ----------
construed in accordance with the laws of the State of California.

CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

MULTIPLE PARTIES; CORPORATE AUTHORITY. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

BORROWER INFORMATION. Borrower consents to the release of information on or about Borrower by Lender in accordance with any court order, law or regulation and in response to credit inquiries concerning Borrower.

NON-LIABILITY OF LENDER. The relationship between Borrower and Lender is a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Lender and Borrower. Borrower is exercising its own judgment with respect to Borrower's business. All information supplied to Lender is for Lender's protection only and no other party is entitled to rely on such information. There is no duty for Lender to review, inspect, supervise, or inform Borrower of any matter with respect to Borrower's business. Lender and Borrower intend that Lender may reasonably rely on all information supplied by Borrower to Lender, together with all representations and warranties given by Borrower to Lender, without investigation or confirmation by lender and that any investigation or failure to investigate will not diminish Lender's right to so rely.

NOTICE OF LENDER'S BREACH. Borrower must notify Lender in writing of any breach of this Agreement or the Related Documents by Lender and any other claim, cause of action or offset against Lender within thirty (30) days after the occurrence of such breach or after the accrual of such claim, cause of action or offset. Borrower waives any claim, cause of action or offset for which notice is not given in accordance with this paragraph. Lender is entitled to rely on any failure to give such notice.

BORROWER INDEMNIFICATION. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, losses, damages, and liabilities of any kind, including but not limited to attorneys' fees and expenses, arising out of any matter relating directly or indirectly to the Indebtedness, whether resulting from internal disputes of the Borrower, disputes between Borrower and any Guarantor, or whether involving any third parties, or out of any other matter whatsoever related to this Agreement or the Related Documents, but excluding any claim or liability which arises as a direct result of Lender's gross negligence or willful misconduct. The indemnity shall survive full repayment and satisfaction of the Indebtedness and termination of this Agreement.

COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same Agreement.

COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement, if Borrower is in default with any term or condition of this agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

                  AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                                     PAGE 8

   Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

   Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

   Time is of the Essence. Time is of the essence in the performance of this Agreement.

   Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF JUNE 15, 1997.


BORROWER:
Remedy Corp.


By:     /s/ GEORGE A. de URIOSTE
   ------------------------------------------
Name:   George a. de Urioste
     ----------------------------------------
Title:  Vice President, Finance and
      ---------------------------------------
        Chief Financial Officer
      ---------------------------------------



LENDER:
Silicon Valley Bank


By:     /s/ COLLEEN ATKINSON
   ------------------------------------------
Name:   Colleen Atkinson
     ----------------------------------------
Title:  Vice President
      ---------------------------------------